      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                                 OFFICEMAX, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               OHIO                                     34-1573735
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                         3605 Warrensville Center Road,
                           Shaker Heights, Ohio 44122
           (Address of Principal Executive Offices Including Zip Code)

                       OFFICEMAX, INC. DIRECTOR SHARE PLAN
                    (AMENDED AND RESTATED FEBRUARY 28, 2002)
                            (Full Title of the Plan)

                                 Ross H. Pollock
            Executive Vice, President, General Counsel and Secretary
                                 OfficeMax, Inc.
                          3605 Warrensville Center Road
                           Shaker Heights, Ohio 44122
                            Telephone: (216) 471-6900
           (Name, Address and Telephone Number of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

Title of                                            Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Amount to be             mum Offering             mum Aggregate            Registration
be Registered              Registered (1)           Price Per Share (2)      Offering Price (2)       Fee
Common Shares, without     637,071                  $6.815                   $4,341,639               $399.43
par value(3)

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Shares, without par value ("Common Shares"), as may become issuable pursuant to the anti-dilution provisions of the OfficeMax, Inc. Director Share Plan (Amended and Restated February 28, 2002) (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on May 30, 2002, within five business days prior to filing.

(3) One right ("Right") will also be issued with respect to each Common Share. The terms of the Rights are described in the Form 8-A filed by OfficeMax, Inc. ("Registrant") with the Securities and Exchange Commission ("SEC") on March 20, 2000.

                         Exhibit Index Appears on Page 8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

- The Registrant's Annual Report on Form 10-K for the year ended January 26, 2002, including all material incorporated by reference therein; and

- The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed with the SEC on March 20, 2000 under the Securities Exchange Act of 1934, including any subsequently filed amendments and reports updating such description.

                  All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article V of the Code of Regulations of the Registrant provides for indemnification of a director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, fines and amounts paid in settlement in connection with the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was, is or is threatened to be made a party by reason of his status as an officer, director or employee.

                  A director, officer or employee is entitled to indemnification only if a determination is made (i) by the directors of the Registrant acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present,
(ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent counsel,
(iii) by the shareholders or (iv) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought, that such director, officer or employee (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Registrant, (b) acted in good faith and in a manner he reasonably believed to be in the best interest of the Registrant and (c) in any matter the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his conduct was unlawful.

                  Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation's articles of incorporation or code of regulations, a corporation shall pay a director's expenses, including attorneys' fees, incurred in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided that the director delivers to the corporation an undertaking to (a) repay such amount if it is proved in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

                  Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him in any such capacity, whether or not the corporation would have the power to indemnify him under Ohio law. The Registrant maintains a directors' and officers' insurance policy which insures officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number      Description
--------------      -----------


4.1 OfficeMax, Inc. Director Share Plan (Amended and Restated February 28, 2002) (filed as Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the year ended January 26, 2002, and incorporated herein by reference).

4.2 Second Amended and Restated Articles of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 22, 2000, and incorporated herein by reference).

4.3 Code of Regulations of the Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 21, 1995, and incorporated herein by reference).

4.4 Rights Agreement dated as of March 17, 2000 between the Registrant and First Chicago Trust Company of New York (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on March 20, 2000, and incorporated herein by reference).

5 Opinion of Ross H. Pollock, Executive Vice President, General Counsel for the Registrant, as to the validity of the securities registered hereunder (filed herewith).

23.1                Consent of Counsel (included in Exhibit 5 filed herewith).

23.2                Consent of PricewaterhouseCoopers (filed herewith).

24 Power of Attorney on behalf of the directors and certain officers of the Registrant (filed herewith).

ITEM 9.  UNDERTAKINGS.

         (a)             The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shaker Heights, state of Ohio, on May 31, 2002.

                                OFFICEMAX, INC.


                                By: /s/ Ross H. Pollock
                                    -------------------------------------------
                                    Ross H. Pollock, Executive Vice President,
                                    General Counsel and Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2002.

              Signature                               Title
              ---------                               -----

                  * Chairman of the Board, Chief Executive ------------------------------------ Officer and Director (principal executive
Michael Feuer                         officer)

                  * Sr. Executive Vice President, Chief ------------------------------------ Financial Officer and Director (principal
Michael F. Killeen                    financial officer)

                  * Senior Vice President, Controller ------------------------------------ (controller)
Phillip P. DePaul

                  *                   Director
------------------------------------
Raymond L. Bank

                  *                   Director
------------------------------------
Burnett W. Donoho

                  *                   Director
------------------------------------
Philip D. Fishbach

                  *                   Director
------------------------------------
Lee Fisher

                  *                   Director
------------------------------------
Jerry Sue Thornton

                  *                   Director
------------------------------------
Ivan J. Winfield

                  *                   Director
------------------------------------
Jacqueline F. Woods

*Ross H. Pollock, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the SEC.

DATED: May 31, 2002           By:  /s/ Ross H. Pollock
                                   --------------------------------------------
                                   Ross H. Pollock, Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

4.1 OfficeMax, Inc. Director Share Plan (Amended and Restated February 28, 2002) (filed as Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the year ended January 26, 2002, and incorporated herein by reference).

4.2 Second Amended and Restated Articles of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 22, 2000, and incorporated herein by reference).

4.3 Code of Regulations of the Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 21, 1995, and incorporated herein by reference).

4.4 Rights Agreement dated as of March 17, 2000 between the Registrant and First Chicago Trust Company of New York (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on March 20, 2000, and incorporated herein by reference).

5 Opinion of Ross H. Pollock, Executive Vice President, General Counsel for the Registrant, as to the validity of the securities registered hereunder (filed herewith).

23.1                Consent of Counsel (included in Exhibit 5 filed herewith).

23.2                Consent of PricewaterhouseCoopers (filed herewith).

24 Power of Attorney on behalf of the directors and certain officers of the Registrant (filed herewith).